GSR MORTGAGE LOAN TRUST 2005-3F

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2005-3F

MASTER SERVICING

and

TRUST AGREEMENT

among

GS MORTGAGE SECURITIES CORP.,
as Depositor

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Securities Administrator and Custodian

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Master Servicer

Dated as of

March 1, 2005

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

Section 1.01

Standard Terms.

1

Section 1.02

Defined Terms.

2

ARTICLE II FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

18

Section 2.01

Conveyance to the Trustee.

18

Section 2.02

Acceptance by the Trustee.

19

Section 2.03

REMIC Elections and REMIC Interests Designations.

19

ARTICLE III REMITTING TO CERTIFICATEHOLDERS

23

Section 3.01

Distributions to Certificateholders.

23

Section 3.02

Allocation of Realized Losses and Shortfalls.

30

ARTICLE IV THE SECURITIES

31

Section 4.01

The Certificates.

31

Section 4.02

Denominations.

32

Section 4.03

Redemption of Certificates.

32

Section 4.04

Securities Laws Restrictions.

33

ARTICLE V MISCELLANEOUS PROVISIONS

33

Section 5.01

Request for Opinions.

33

Section 5.02

Schedules and Exhibits.

34

Section 5.03

Governing Law.

34

Section 5.04

Counterparts.

34

Section 5.05

Notices.

34

SCHEDULES AND EXHIBITS

Schedule I

Mortgage Loans

Schedule II

Scheduled Amounts

Exhibit A

Forms of Certificates

MASTER SERVICING AND TRUST AGREEMENT

THIS MASTER SERVICING AND TRUST AGREEMENT (this “Trust Agreement”), dated as of March 1, 2005, is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) under this Trust Agreement, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as securities administrator (in such capacity, the “Securities Administrator”) and custodian (in such capacity, the “Custodian”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”).  All of the provisions of the Standard Terms to Master Servicing and Trust Agreement (March 2005 Edition) (the “Standard Terms”), unless otherwise specified herein, are hereby incorporated herein by reference and shall be a part of this Trust Agreement as if set forth herein in full.

PRELIMINARY STATEMENT

The Board of Directors of the Depositor has duly authorized the formation of GSR Mortgage Loan Trust 2005-3F as a trust (the “Trust”) to issue a series of securities with an aggregate initial outstanding principal balance of $336,937,246.97 to be known as the Mortgage Pass-Through Certificates, Series 2005-3F (the “Certificates”).  The Trust is formed by this Trust Agreement.  The Certificates in the aggregate evidence the entire beneficial ownership in the Trust.  The Certificates consist of the Classes set forth herein.

Pursuant to Section 12.01 of the Standard Terms, the Securities Administrator, on behalf of the Trustee, will make an election to treat all of the assets of the Trust as three real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC I-1,” “REMIC I-2” and “REMIC I-3”) for federal income tax purposes.  The “startup day” of each REMIC for purposes of the REMIC Provisions is the Closing Date.

For purposes of naming the REMIC Interests and the Certificates, the first character (“1” or “2”), if any, refers to the Collateral Group; the second character (“A” or “B”), if any, refers to the status of the interest (“A” for senior or “B” for subordinate) and the final character (“1,” “2,” “3,” “4,” “5,” “6,” “7,” “8,” “9,” “10,” “11,” “12,” “13,” “14,” “15,” “16,” “17,” “P,” “R” or “X”) refers to the specific Class.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Trustee, the Securities Administrator, the Custodian and the Master Servicer agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Standard Terms.

The Depositor, the Trustee, the Securities Administrator, the Custodian and the Master Servicer acknowledge that the Standard Terms prescribe certain obligations of each such entity with respect to the Certificates.  The Depositor, the Trustee, the Securities Administrator, the Custodian and the Master Servicer agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, and acknowledge that, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of the Custodian and agrees to deliver, or cause to be delivered, to the Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan.  The Depositor and the Custodian acknowledge that, pursuant to existing Custodial Agreements entered into between the Custodian and predecessors in interest of the Depositor, the Custodian previously acted as custodian for such predecessors in interest and that in connection with the formation of the Trust, the Depositor will assign each Custodial Agreement to the Trustee and cause a receipt to be issued in the name of the Trustee.

Section 1.02

Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the applicable Sale and Servicing Agreement.  In the event of a conflict between the Standard Terms and the applicable Sale and Servicing Agreement, such Sale and Servicing Agreement shall govern.  In the event of a conflict between the Standard Terms and this Trust Agreement, this Trust Agreement shall govern. In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

“Accrued Certificate Interest”:  Interest to be distributed to each Class of Certificates on any Distribution Date consisting of the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Certificate Rate for such Class of Certificates on the Certificate Balance (or Notional Amount) of such Class of Certificates immediately preceding such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

“Aggregate Subordinate Percentage”:  For any Certificate Group at any time, the sum of the Class Principal Balances of the Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the Class A-P Certificates).

“Applicable Fraction”: For each Mortgage Loan and REMIC I-1, shall be calculated as follows:

•

For Collateral Group 1 and each Mortgage Loan with a Net Rate greater than or equal to 5.50% per annum, but less than 6.00% per annum:

6.00% minus the Net Rate on such Mortgage Loan

0.50%;

•

For Collateral Group 2 and each Mortgage Loan with a Net Rate greater than or equal to 5.50% per annum, but less than 6.00% per annum:

1 minus 6.00% minus the Net Rate on such Mortgage Loan

0.50%;

•

For Collateral Group P and each Discount Loan:

5.50% minus the Net Rate on such Discount Loan

5.50%; and

•

For Collateral Group 1 and each Discount Loan:

the Net Rate on such Discount Loan

5.50%.

“A-P Principal Distribution Amount“:  For Collateral Group P and any Distribution Date, the sum of:

(1)

the Applicable Fractions for the Class A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)

the Applicable Fractions for the Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to Collateral Group P that were received during the preceding calendar month (or, with respect to Mortgage Loans serviced by IndyMac, Payoffs and Curtailments for each Mortgage Loan contributing to Collateral Group P that were received during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the then current calendar month); and

(3)

the Applicable Fractions for the Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to Collateral Group P.

“Apportioned Principal Balance”:  For any Class of Subordinate Certificates and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the related Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for such date.

 “Assignment Agreements”:  (i) the Assignment, Assumption and Recognition Agreement dated as of March 1, 2005, by and among GSMC, the Company and Countrywide, as seller, (ii) the Assignment, Assumption and Recognition Agreement dated as of March 1, 2005, by and among the Trustee, the Company and Countrywide Servicing, as servicer, (iii) the Assignment, Assumption and Recognition Agreement dated as of March 1, 2005, by and among the Trustee, the Company, Countrywide, as seller, and Countrywide Servicing, as servicer, and as acknowledged by the Master Servicer, (v) the Assignment, Assumption and Recognition Agreement dated as of March 1, 2005, by and among GSMC, the Company and IndyMac, as seller and servicer, (vi) the Assignment, Assumption and Recognition Agreement dated as of March 1, 2005, by and among the Trustee, the Company and IndyMac, as seller and servicer, and as acknowledged by the Master Servicer, (vii) the Assignment, Assumption and Recognition Agreement dated as of March 1, 2005, by and among GSMC, the Company and Nat City, as seller and servicer and (viii) the Assignment, Assumption and Recognition Agreement dated as of March 1, 2005, by and among the Trustee, the Company and Nat City, as seller and servicer, and as acknowledged by the Master Servicer.

“Available Distribution Amount”:  For any Distribution Date and any Collateral Group, the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(1)

the total amount of all cash received from or on behalf of the Mortgagors or advanced by the applicable Servicer (or the Master Servicer in the event the applicable Servicer fails to make such required advances, or by the Securities Administrator in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms) on the Mortgage Loans contributing to such Collateral Group and not previously distributed (including P&I Advances made by such Servicer (or by the Master Servicer in the event the applicable Servicer fails to make such required advances, or by the Securities Administrator in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms), Compensating Interest Payments made by such Servicer (or the Master Servicer) and proceeds of Mortgage Loans that are liquidated), except:

(a)

all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)

all Curtailments received after the previous calendar month;

(c)

with respect to such Mortgage Loans other than Mortgage Loans serviced by IndyMac, all Payoffs received after the previous calendar month (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the previous calendar month) and, with respect to such Mortgage Loans serviced by IndyMac, all Payoffs received after the first day of the current calendar month (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the first day of the current calendar month);

(d)

Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans contributing to such Collateral Group after the previous calendar month;

(e)

all amounts in the Certificate Account from Mortgage Loans contributing to such Collateral Group that are then due and payable to the applicable Servicer under the related Sale and Servicing Agreement;

(f)

the Servicing Fee and the Master Servicing Fee for each Mortgage Loan in such Group, net of any amounts payable as compensating interest by the applicable Servicer on that Distribution Date;

(g)

all related indemnification amounts and other amounts reimbursable on such Distribution Date to the Securities Administrator or the Trustee or the Master Servicer;

(h)

all expenses of the Trust Fund paid after the immediately preceding Distribution Date;

(i)

any Fair Market Value Excess remaining after the optional termination of the Trust Fund pursuant to Section 4.03; and

(2)

the total amount of any cash received by the Securities Administrator or the applicable Servicer (or the Master Servicer) from the repurchase by the applicable Loan Seller of any Mortgage Loans contributing to such Collateral Group as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided further that the Available Distribution Amount for REMIC I-3 shall be the amounts distributed by REMIC I-2 and the Available Distribution Amount for REMIC I-2 shall be the amounts distributed by REMIC I-1.

provided that interest with respect to any Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

“B Average Rate”:  For each Distribution Date, an annual rate equal to the weighted average of the Designated Rates applicable to each Collateral Group, weighted on the basis of the Group Subordinate Amounts for the Collateral Groups.

“Book-Entry Certificates”:  The Senior Certificates and the Senior Subordinate Certificates.

“Certificate Balance”:  As to any Class of Certificates (other than any Interest Only Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof  (as shown on the charts in Section 2.03) reduced by (i) all principal payments previously distributed to such Class and (ii) all Realized Losses previously allocated to such Class and increased (x) in the case of each of the Class 2A-3 and Class 1A-12 Certificates only, by interest accrued on such Class of Certificates before such Distribution Date and (y) in the case of any Class of Certificates for which the Certificate Balance thereof has been reduced by any Realized Loss, by the amount of any Subsequent Recoveries allocated to such Class in accordance with Section 3.02(e).

“Certificate Group”:  The Group 1 Certificates and the Group 2 Certificates, as applicable.

“Certificate Rate”:  With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03.  With respect to each REMIC Interest on any Distribution Date, the Certificate Rates described in Section 2.03.

“Certificates”:  The Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-13, Class 1A-14, Class 1A-15, Class 1A-16, Class 1A-17, Class 2A-1, Class 2A-2, Class 2A-3, Class 2A-4, Class 2A-5, Class A-X, Class A-P, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6, Class C, Class R1 and Class R2 Certificates.

“Class”:  Each Class of Certificates or REMIC Interests.

“Class A Certificates”:  The Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-13, Class 1A-14, Class 1A-15, Class 1A-16, Class 1A-17, Class 2A-1, Class 2A-2, Class 2A-3, Class 2A-4, Class 2A-5, Class A-X and Class A-P Certificates.

“Class A-P Certificates”:  The Class A-P Certificates.

“Class A-X Notional Amount”:  Initially will be $36,140.46 and for each Distribution Date after the Closing Date will equal the product of (1) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans at the beginning of the related Due Period minus 6.00% and the denominator of which is 6.00% and (2) the total principal balance of the Premium Loans as of the first day of the related Interest Accrual Period.

“Class B Certificates”:  The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

“Class 2A-2 Notional Amount”:  With respect to each Distribution Date, (a) 1.50% of the Class Principal Balance of the Class 2A-1 Certificates on such Distribution Date, divided by (b) 6.00%.

“Closing Date”:  March 30, 2005.

“Collateral Group”:  Each of Collateral Group P, Collateral Group 1 and Collateral Group 2.

“Collateral Group P”: The portions of Discount Loans in Subgroup P that have been stripped to an Effective Net Rate of 0.00%.

“Collateral Group 1”: The Mortgage Loans in Subgroup P and Subgroup A or portions thereof that have been stripped to an Effective Net Rate of 5.50%.

“Collateral Group 2”: The Mortgage Loans in Subgroup A and Subgroup B or portions thereof that have been stripped to an Effective Net Rate of 6.00%.

“Corresponding Class”:  For each Class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

“Countrywide”:  Countrywide Home Loans, Inc., or any successor in interest.

“Countrywide Servicing”:  Countrywide Home Loans Servicing LP, or any successor in interest.

“Credit Support Depletion Date”:  The first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or will be reduced to zero.

“Current Realized Loss”:  For the Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Discount Loan.

“Current Shortfall”:  Any amount included in the Principal Distribution Amount for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

“Curtailment”:  Any partial prepayment on any Mortgage Loan.

“Custodian”:  JPMorgan Chase Bank, National Association, in its capacity as custodian under the applicable Custodial Agreements.

“Custodial Agreement”:  (i) the Custodial Agreement dated as of September 1, 2004, between GSMC, as purchaser, and the Custodian, as custodian; (ii) the Custodial Agreement dated as of March 1, 2004 among GSMC, as purchaser, Countrywide, as seller, Countrywide Home Loans Servicing LP, as servicer, and the Custodian, as custodian; (iii) the Custodial Agreement, dated as of February 1, 2004, among GSMC, as purchaser, IndyMac, as seller and the Custodian, as custodian; (iv) the Custodial Agreement, dated as of May 1, 2004, between GSMC, as purchaser, Nat City, as seller and the Custodian, as custodian.

“Cut-Off Date”:  March 1, 2005.

“Deferred Principal Amount”:  For the Class A-P Certificates, the cumulative amount of current Realized Losses allocated to such Class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the Subordinate Certificates.

“Depositor”:  GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

“Designated Rate”:  With respect to Collateral Group 1, 5.50% per annum. With respect to Collateral Group 2, 6.00% per annum.

“Discount Loan”:  Any Mortgage Loan with a Net Rate less than 5.50% per annum.

“Distribution Date”:  The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The initial Distribution Date will be April 25, 2005.

“Due Date”:  For any Mortgage Loan, the first day in each calendar month.

“Due Period”:  For any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Fair Market Value Excess”:  An amount equal to the excess, if any, of (i) the amount in clause (i) of the definition of “Termination Price”, over (ii) the amount in clause (ii)(B) of the definition of “Termination Price”.

“Final Distribution Date”:  For each Class of Certificates, the respective dates specified in Section 2.03(e).

“Fitch”:  Fitch, Inc., or any successor in interest.

“Group 1 Certificate”:  Any Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-13, Class 1A-14, Class 1A-15, Class 1A-16 or Class 1A-17 Certificate.

“Group 2 Certificate”:  Any Class 2A-1, Class 2A-2, Class 2A-3, Class 2A-4 or Class 2A-5 Certificate.

“Group Subordinate Amount”:  With respect to each Collateral Group and any Distribution Date, the excess of the sum of the Applicable Fractions of the Scheduled Principal Balance of the Mortgage Loans contributing to such Collateral Group as of the beginning of the related Due Period (other than the Applicable Fractions thereof allocable to the Class A-P Certificates) over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class A-P Certificates) immediately prior to such Distribution Date.

“GSMC”:  Goldman Sachs Mortgage Company, or any successor in interest.

“IndyMac”:  IndyMac Bank F.S.B, or any successor in interest.

“Interest Accrual Period”:  For any Distribution Date and any regular interest in REMIC I-1 or REMIC I-2 or any Class of Certificates other than the Class A-P, Class 1A-14, Class 1A-15 and Class 1A-16 Certificates, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.  For any Distribution Date and the Class 1A-14, Class 1A-15 and Class 1A-16 Certificates, the period from and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs to and including the 24th day of the month in which such Distribution Date occurs.  The Class A-P Certificates will be “principal only” Certificates and will not be entitled to any interest.

“Interest Only Certificate”:  Any Class 2A-2 or Class A-X Certificate.

“Interests”:  Each Class of REMIC Interests.

“JPMorgan Chase”:  JPMorgan Chase Bank, National Association.

“Junior Subordinate Certificates”:  The Class B4, Class B5 and Class B6 Certificates.

“LIBOR”:  Shall be 2.77% for the first Interest Accrual Period and, for any subsequent Interest Accrual Period, the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period.  If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.  The Securities Administrator’s determination of LIBOR for any Determination Date and any Certificate Rate based on such LIBOR calculation shall be final and binding in the absence of manifest error.

“LIBOR Determination Date”:  With respect to any Interest Accrual Period and any floating rate certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.

“Liquidation Principal”:  The principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.

“Loan Seller”:  Each of Countrywide, IndyMac and Nat City.

“Master Servicer”:  JPMorgan Chase Bank, National Association, its successors and assigns, including any successor master servicer.

“Master Servicing Fee”:  With respect to any Distribution Date, all income and gain realized from the investment of funds in the Master Servicer Account during the period from and including the Servicer Remittance Date relating to such Distribution Date, to but excluding the Master Servicer Remittance Date relating to such Distribution Date.  Pursuant to a separate agreement, the Master Servicer will pay the Trustee fee and the Securities Administrator fee from the Master Servicing Fee.

“Minimum Bid Price”:  The greater of (a) the sum of (1) the total unpaid principal balance of the Mortgage Loans (other than Liquidated Mortgage Loans), (2) interest accrued and unpaid on the Mortgage Loans, (3) any unreimbursed Advances, fees and expenses of the Master Servicer, the Servicers, the Securities Administrator and the Trustee and (4) with respect to any REO Property, the balance of the related Mortgage Loan at the time the related Mortgaged Property became REO Property, and (b) the sum of (1) the aggregate unpaid Certificate Principal Balance of the then-outstanding Certificates, (2) interest accrued and unpaid on the Certificates and (3) any unreimbursed Servicing Advances, fees and expenses of the Master Servicer, the Servicers, the Securities Administrator and the Trustee.

“Moody’s”:  Moody’s Investors Service, Inc., or any successor in interest.

“Mortgage Loans”:  The mortgage loans identified on Schedule I hereto.

“NAS Percentage”: With respect to any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Certificate Balance of the Class 2A-4 and Class 2A-5 Certificates immediately prior to such date by (y) the aggregate Certificate Balance of the 2A-1, Class 2A-3, Class 2A-4 and Class 2A-5 Certificates immediately prior to such date.

“NAS Prepayment Shift Percentage”: With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

“NAS Priority Amount”:  With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for such date and (ii) the aggregate Certificate Balance of the Class 2A-4 and Class 2A-5 Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 2A-4 and Class 2A-5 Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the Certificate Balances of all of the Class 2A-1 and Class 2A-3 Certificates have been reduced to zero, the Class 2A-4 and Class 2A-5 Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group 1 and thereafter, the NAS Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group 1.

“NAS Scheduled Principal Percentage”: With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, 100%.

“Nat City”:  National City Mortgage Co., or any successor in interest.

“Net Rate”:  With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Servicing Fee Rate applicable to such Mortgage Loan.

“Non-AP Pool Balance”:  For any Distribution Date and any Collateral Group (other than Collateral Group P), the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.

“Note Rate”:  For each Mortgage Loan, the rate at which the related promissory note accrues interest.  For purposes of calculating the Certificate Rates on the Interests and Certificates, the Note Rate of a Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

“Notional Amount”:  Each of the Class 2A-2 Notional Amount and the Class A-X Notional Amount.  Each Notional Amount is used to calculate distributions on the related Class of Certificates, but is not a principal amount or other amount to which a Certificateholder is entitled.

“P&I Certificates”:  All Classes of Certificates other than the Class 2A-2, Class A-X, Class A-P Certificates, the Residual Certificates and the Class C Certificates.

“Payoffs”:  Any prepayment in full on any Mortgage Loan.

“Premium Loan”:  Any Mortgage Loan with a Net Rate greater than 6.00%.

“Prepayment Period”:  With respect to each Distribution Date, the preceding calendar month.

“Principal Distribution Amount”:  For each Collateral Group and any Distribution Date, the sum of:

(1)

the Principal Payment Amount for such Collateral Group;

(2)

the Principal Prepayment Amount for such Collateral Group; and

(3)

the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of the Liquidation Principal derived from such Mortgage Loan.

“Principal Payment Amount”:  For each Collateral Group (other than Collateral Group P) and any Distribution Date, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the sum of the following amounts:

(1)

the principal portion of Scheduled Payments on such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)

the principal portion of repurchase proceeds received on such Mortgage Loan if such Mortgage Loan was repurchased as permitted or required by this Trust Agreement during the calendar month preceding the month of such Distribution Date;

(3)

any other unscheduled payments of principal which were received on such Mortgage Loan during the preceding calendar month (or, with respect to Mortgage Loans serviced by IndyMac, received during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the current calendar month), other than Payoffs, Curtailments, or Liquidation Principal; and

(4)

current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

“Principal Prepayment Amount”:   For any Distribution Date and any Collateral Group (other than Collateral Group P), the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) all Payoffs and Curtailments for such Mortgage Loan that were received during the preceding calendar month (or, with respect to each Mortgage Loans serviced by IndyMac, Payoffs and Curtailments for such Mortgage Loan that were received during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the current calendar month).

“Private Certificates”:  The Junior Subordinate Certificates.

“Qualified Institutional Buyer”:  Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

“Rating Agency”:  Each of Fitch and Moody’s.

“Record Date”:  For each Class of Certificates, the last Business Day of the related Interest Accrual Period.

“REMIC”:  REMIC I-1, REMIC I-2 or REMIC I-3.

“REMIC Certificates”:  Each Class of Certificates issued by REMIC I-3 pursuant to Section 2.03 and the Class R1 and Class R2 Certificates.

“REMIC Interests”:  Each Class of REMIC interests issued pursuant to Section 2.03.

“REMIC I-1”:  One of the three real estate mortgage investment conduits created hereunder, which consists of the Mortgage Loans and the REMIC I-1 Distribution Account.

“REMIC I-1 Regular Interests”:  The regular interests issued by REMIC I-1 as specified in Section 2.03.

“REMIC I-2”:  One of the three real estate mortgage investment conduits created hereunder, which consists of the REMIC I-1 Regular Interests and the REMIC I-2 Distribution Account.

“REMIC I-2 Regular Interests”:  The regular interests issued by REMIC I-2 as specified in Section 2.03.

“REMIC I-3”:  One of the three real estate mortgage investment conduits created hereunder, which consists of the REMIC I-2 Regular Interests and the REMIC I-3 Distribution Account.

“REMIC I-3 Regular Interests”:  The regular interests issued by REMIC I-3 as specified in Section 2.03.

“Remittance Date”:  The 18th day of each month or if such day is not a Business Day, the preceding (or, in the case of certain Mortgage Loans serviced by Countrywide Servicing, the next succeeding) Business Day, as set forth in the applicable Servicing Agreement.

“Residual Certificates”:  The Class R1 and Class R2 Certificates.

“Rule 144A Certificates”:  The Junior Subordinate Certificates.

“Sale and Servicing Agreements”:  (i) the Master Mortgage Loan Purchase Agreement dated as of July 1, 2004, between GSMC, as purchaser, and Countrywide, as seller, (ii) the Servicing Agreement dated as of July 1, 2004, by and between Countrywide Servicing, as servicer, and GSMC, as owner, (iii) the Master Mortgage Loan Purchase Agreement dated as of February 1, 2004, as amended by Amendment No. 1 dated as of December 1, 2004, between IndyMac, as seller, and GSMC, as purchaser, and (iv) the Second Amended and Restated Flow Seller’s Warranties and Servicing Agreement dated as of May 1, 2004, as amended by Amendment No. 1 dated as of July 1, 2004, between Nat City, as seller and servicer, and GSMC, as purchaser.

“Scheduled Amount”:  With respect to any Distribution Date and the Class 1A-1, Class 1A-2, Class 1A-3 and Class 1A-4 Certificates, the amount set forth on Schedule II attached hereto for such Distribution Date and Classes.  With respect to any Distribution Date and the Class 1A-5, Class 1A-6 and Class 1A-7 Certificates, the amount set forth on Schedule II attached hereto for such Distribution Date and Classes.  With respect to any Distribution Date and the Class 1A-14, Class 1A-15 and Class 1A-16 Certificates, the amount set forth on Schedule II attached hereto for such Distribution Date and Classes.  With respect to any Distribution Date and the Class 1A-17 Certificates, the amount set forth on Schedule II attached hereto for such Distribution Date and Class.  With respect to any Distribution Date and the Class 2A-1 Certificates, the amount set forth on Schedule II attached hereto for such Distribution Date and Class.

“Scheduled Payments”:  With respect to any Mortgage Loan, the monthly payments of principal and interest payable by the Mortgagor pursuant to the related amortization schedule.

“Scheduled Principal Amount”:  With respect to any Distribution Date an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

“Securities Administrator”:  JPMorgan Chase in its capacity as Securities Administrator under this Trust Agreement, or its successor in interest in such capacity.

“Senior Certificates”:  The Class A Certificates.

“Senior Collateral Group Percentage”:  For Collateral Group 1 and Collateral Group 2 will equal (i) as of the Closing Date, 96.54% and 96.55%, respectively, and (ii) for any Distribution Date thereafter will be a fraction expressed as a percentage equal to (a) the sum of the Certificate Balances of the Senior Certificates related to such Collateral Group (other than the Class A-P Certificates) immediately preceding such Distribution Date, over (b) the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (x) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (y) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.

“Senior Interests”:  All of the REMIC I-2 Regular Interests except those corresponding to a Class B Certificate.

“Senior Liquidation Amount”:  For any Distribution Date and any Collateral Group (other than Collateral Group P), the aggregate, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the related Senior Collateral Group Percentage of the lesser of the Applicable Fraction of (i) the scheduled principal balance of such Mortgage Loan and (ii) the Liquidation Principal derived from such Mortgage Loan.

“Senior Prepayment Percentage”:  For each Collateral Group, as follows:  (i) on any Distribution Date occurring before the Distribution Date in the month of April 2010, 100%; (ii) on any other Distribution Date on which the related Senior Collateral Group Percentage for such Distribution Date exceeds the initial Senior Collateral Group Percentage as of the Cut-Off Date, 100% (in which case, the Senior Prepayment Percentage for each other Collateral Group shall also equal 100% for such Distribution Date); and (iii) on any other Distribution Date in the month of April 2010 and thereafter, 100%, unless:

(a)

the mean of the sum of the Applicable Fractions of the Scheduled Principal Balances of the Mortgage Loans contributing to each Collateral Group that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to 50% of the Group Subordinate Amount for such Collateral Group as of such Distribution Date, and

(b)

the sum of the Applicable Fractions of the cumulative Realized Losses on the Mortgage Loans contributing to each Collateral Group are less than or equal to the following percentage of the aggregate Group Subordinate Amount for such Collateral Group:

Distribution Date Occurring In	Percentage of the aggregate Group Subordination Amount as of the Cut-Off Date
April 2010 through March 2011	30%
April 2011 through March 2012	35%
April 2012 through March 2013	40%
April 2013 through March 2014	45%
April 2014 and thereafter	50%

in which case, the Senior Prepayment Percentage for each Collateral Group shall be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage
April 2005 through March 2010	100%
April 2010 through March 2011	Senior Collateral Group Percentage for such Group + 70% of the related Subordinate Percentage
April 2011 through March 2012	Senior Collateral Group Percentage for such Group + 60% of the related Subordinate Percentage
April 2012 through March 2013	Senior Collateral Group Percentage for such Group + 40% of the related Subordinate Percentage
April 2011 through March 2014	Senior Collateral Group Percentage for such Group + 20% of the related Subordinate Percentage
April 2014 and thereafter	Senior Collateral Group Percentage for such Group

If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

“Senior Principal Distribution Amount”:  For any Distribution Date and each Collateral Group will equal the sum of:

(i)

the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(ii)

the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(iii)

the related Senior Liquidation Amount for such Distribution Date.

“Senior Subordinate Certificates”:  The Class B1, Class B2 and Class B3 Certificates.

“Servicer”:  Each of Countrywide Servicing, IndyMac and Nat City and their respective successors or assigns, in each case under the related Sale and Servicing Agreement.

“Servicing Fee Rate”:  For each Mortgage Loan, the per annum fee described in Schedule I hereto.

“Servicemembers Shortfall”:  Any shortfall in amounts paid by any Mortgagors on the related Mortgage Loan that occurs pursuant to the Servicemembers Civil Relief Act, as amended, or similar legislation affording relief to members of the armed forces.

“Subgroup A”: The Mortgage Loans with Net Rates greater than or equal to 5.50% and less than 6.00%.

“Subgroup B”: The Mortgage Loans with Net Rates greater than or equal to 6.00%.

“Subgroup P”:  the Mortgage Loans with Net Rates less than 5.50%.

“Subordinate Certificates”:  The Class B Certificates.

“Subordinate Class Percentage”:  For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all Subordinate Certificates immediately prior to such date.

“Subordinate Interests”:  The Interest corresponding to the Subordinate Certificates.

“Subordinate Liquidation Amount”:  For any Distribution Date and Collateral Group (other than Collateral Group P), the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to such Collateral Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

“Subordinate Percentage”:  For any Collateral Group and any Distribution Date, 100% minus the Senior Collateral Group Percentage for such Collateral Group.  The Subordinate Percentages as of the Closing Date will be 3.46% and 3.45% for Collateral Group 1 and Collateral Group 2, respectively.

“Subordinate Prepayment Percentage”:  For any Distribution Date and any Collateral Group (other than Collateral Group P), the excess of 100% over the Senior Prepayment Percentage for such Collateral Group.  Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

“Subordinate Principal Distribution Amount”:  For any Distribution Date and any Collateral Group (other than Collateral Group P), the sum of:

(1)

the related Subordinate Percentage of the related Principal Payment Amount;

(2)

the related Subordinate Principal Prepayment Amount; and

(3)

the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group shall be reduced by the amounts required to be distributed to the Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to the proviso above shall reduce the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order in each case of the definition thereof, and such amounts will nevertheless reduce the Certificate Balance of the applicable Class of Subordinate Certificates.

“Subordinate Principal Prepayment Amount”:  For each Distribution Date and each Collateral Group (other than Collateral Group P), the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

“Subordination Levels”:  For any Class of Subordinate Certificates and any specified date, a fraction expressed as a percentage equal to (i) the sum of the Certificate Balances of all Classes of Subordinate Certificates that are subordinate to such Class, over (ii) the sum of the Certificate Balances of all Classes of Certificates as of such date, before giving effect to distributions on such date, and allocations of Realized Losses on such date.

“Trust Estate”:  As defined in Section 2.01 hereof.

“Trust Agreement”:  This Master Servicing and Trust Agreement, dated as of March 1, 2005, which incorporates by reference the Standard Terms to Master Servicing and Trust Agreement, March 2005 edition; provided that any references in any documents required to be provided pursuant to the terms of this Trust Agreement, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of March 1, 2005, shall be deemed to refer to this Trust Agreement.

“Trustee”:  Wachovia Bank, National Association, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Undercollateralization Distribution”:  As defined in Section 3.01 hereof.

“Undercollateralized Group”:  On any Distribution Date, any Collateral Group for which the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class A-P Certificates and after giving effect to distributions to be made on such Distribution Date) is greater than the Non-AP Pool Balance of such Collateral Group.

“Unscheduled Principal Amount”:  With respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

ARTICLE II

FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01

Conveyance to the Trustee.

To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from:  (a) the Mortgage Loans, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the Sale and Servicing Agreements; provided that the Depositor hereby reserves its right to indemnification under the Sale and Servicing Agreements; (c) the Custodial Agreements; (d) the Assignment Agreements; (e) the Distribution Account, the Master Servicer Account, the Certificate Account and the Collection Accounts and (f) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein (items (a) through (f) above shall be collectively referred to herein as the “Trust Estate”).

The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Sale and Servicing Agreements, the Assignment Agreements or under any agreement or instrument relating thereto except as specifically set forth herein.

It is agreed and understood by the Depositor and the Trustee (and the Depositor so represents and recognizes) that it is not intended that any Mortgage Loan to be included in the Trust Estate be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective February 1, 2005.

Section 2.02

Acceptance by the Trustee.

By its execution of this Trust Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Estate herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates.  The Trustee has not created and will not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Estate contrary to the interests created by this Trust Agreement.  The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Estate.

Section 2.03

REMIC Elections and REMIC Interests Designations.

(a)

REMIC Elections.  Elections shall be made by the Securities Administrator to treat the assets of the Trust Estate described in the definition of the term “REMIC I-1,” the assets of the Trust Estate described in the definition of the term “REMIC I-2,” and the assets of the Trust Estate described in the definition of the term “REMIC I-3” as separate REMICs for federal income tax purposes.  The REMIC I-1 Regular Interests shall constitute the regular interests in REMIC I-1; the REMIC I-2 Regular Interests shall constitute the REMIC regular interests in REMIC I-2; and the REMIC I-3 Regular Interests shall constitute the regular interests in REMIC I-3.  The Class R1 Certificates shall represent ownership of the sole Class of residual interest in REMIC I-2 and REMIC I-3.  The Class R2 Certificates shall represent ownership of the sole Class of residual interests in REMIC I-1.  References in the Standard Terms to REMIC I and REMIC II shall be deemed, for purposes of this Trust Agreement, to refer to REMIC I-1, REMIC I-2 and REMIC I-3 referred to herein, as modified by this Trust Agreement.

(b)

REMIC I-1 Interests.  REMIC I-1 shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC I-1 Interests, having the following Certificate Rates and initial principal balances:

Class	Initial Certificate Balance Or Notional Amount	Certificate Rate	Corresponding Class

I-Pool	(1)	(2)	N/A(5)
I-Sub-A	(6)	(2)	N/A
I-Sub-B	(6)	(2)	N/A
I-AX	(3)	6.00%	A-X
Residual
I-R	(4)	(4)	N/A

_______________

(1)

This interest shall have an initial principal balance equal to the excess of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, over (ii) the aggregate initial principal balance of each other regular interest in REMIC I-1.

(2)

This Interest shall bear interest for any Interest Accrual Period equal to (i) the weighted average of the Net Rates of all the Mortgage Loans as of the beginning of such Interest Accrual Period, weighted on the Scheduled Principal Balance of each such Mortgage Loan as of the first day of the preceding calendar month and determined by subjecting the Net Rate of each such Mortgage Loan to a cap equal to the Designated Rate for the related Group over (ii) (x) the sum of any expenses payable to the Securities Administrator or to the Trustee (to the extent such expenses were not taken into account in computing the Net Rate of any Mortgage Loan and do not constitute “unanticipated expenses” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)) divided by (y) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of such Interest Accrual Period.

(3)

A notional amount, which for any Distribution Date shall equal the Class A-X Notional Amount.

(4)

The Class I-R Interests shall not be entitled to payments of principal or interest.  The Class R2 Certificates shall represent beneficial ownership of the Class I-R Interest.

(5)

N/A means Not Applicable.

(6)

This Interest shall have an initial principal balance of 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

(c)

REMIC I-2.  REMIC I-2 shall issue the following Classes of Interests in book-entry form, with the designations, initial principal balances and Certificate Rates indicated, each of which shall be a Class of REMIC I-2 Interests:

Class	Initial Certificate Balance Or Notional Amount	Certificate Rate	Corresponding Class
II1A-1	$26,522,000.00	5.50%	1A-1
II1A-2	$40,866,000.00	5.50%	1A-2
II1A-3	$67,380,000.00	5.50%	1A-3
II1A-4	$28,661,000.00	5.50%	1A-4
II1A-5	$ 3,128,000.00	5.50%	1A-5
II1A-6	$ 1,120,000.00	5.50%	1A-6
II1A-7	$ 848,000.00	5.50%	1A-7
II1A-8	$ 1,112,000.00	5.50%	1A-8
II1A-9	$ 2,988,000.00	5.50%	1A-9
II1A-10	$ 4,000,000.00	5.50%	1A-10
II1A-11	$ 6,760,000.00	5.50%	1A-11
II1A-12	$ 5,000,000.00	5.50%	1A-12
II1A-13	$ 4,056,000.00	5.50%	1A-13
II1A-14	$24,087,066.00	5.50%	1A-14
II1A-15	$ 6,049,140.00	5.50%	1A-15
II1A-16	$ 2,709,794.00	5.50%	1A-16
II1A-17	$ 6,000,000.00	5.50%	1A-17
II2A-1	$53,899,000.00	6.00%	2A-1, 2A-2
II2A-3	$20,196,000.00	6.00%	2A-3
II2A-4	$17,792,000.00	6.00%	2A-4
II2A-5	$ 1,155,000.00	6.00%	2A-5
IIA-P	$ 983,627.14	0.00%	A-P
IIA-X	(1)	6.00%	A-X
II-B1	$ 6,739,000.00	(2)	B-1
II-B2	$ 1,853,000.00	(2)	B-2
II-B3	$ 1,179,000.00	(2)	B-3
II-B4	$ 674,000.00	(2)	B-4
II-B5	$ 505,000.00	(2)	B-5
II-B6	$ 674,619.83	(2)	B-6
II-R	(3)	(3)	R1

_______________

(1)

A notional amount, which for any Distribution Date shall equal the Class A-X Notional Amount.

(2)

For each Distribution Date (and the related Interest Accrual Period) this Interest shall bear interest at a per annum rate equal to the B Average Rate less the sum of any expenses payable to the Securities Administrator or the Trustee (to the extent (i) not taken into account in computing the Net Rate of any Mortgage Loan, (ii) such expense is not an “unanticipated expense” within the meaning of the Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) such expense was not taken into account in computing the interest rate of an interest with a greater level of subordination).

(3)

The Class II-R Interests shall not be entitled to payments of principal or interest.

     (d)

 REMIC I-3.  REMIC I-3 shall issue the following Classes of Certificates, with the designations, initial Certificate Balances and Certificate Rates indicated, each of which (other than the Residual Certificates) shall be a Class of REMIC I-3 Regular Interests.

1A-1	$26,522,000.00	5.50%
1A-2	$40,866,000.00	5.50%
1A-3	$67,380,000.00	5.50%
1A-4	$28,661,000.00	5.50%
1A-5	$ 3,128,000.00	5.50%
1A-6	$ 1,120,000.00	5.50%
1A-7	$ 848,000.00	5.50%
1A-8	$ 1,112,000.00	5.50%
1A-9	$ 2,988,000.00	5.50%
1A-10	$ 4,000,000.00	5.50%
1A-11	$ 6,760,000.00	(5)
1A-12	$ 5,000,000.00	5.50%
1A-13	$ 4,056,000.00	(5)
1A-14	$24,087,066.00	(5)
1A-15	$ 6,049,140.00	(5)
1A-16	$ 2,709,794.00	(5)
1A-17	$ 6,000,000.00	5.50%
2A-1	$53,899,000	4.50%
2A-2	$13,474,750.00(1)	6.00%
2A-3	$20,196,000.00	6.00%
2A-4	$17,792,000.00	6.00%
2A-5	$ 1,155,000.00	6.00%
B1	$ 6,739,000.00	(2)
B2	$ 1,853,000.00	(2)
B3	$ 1,179,000.00	(2)
B4	$ 674,000.00	(2)
B5	$ 505,000.00	(2)
B6	$ 674,619.83	(2)
A-P	$ 983,627.14	0.00%
A-X	$ 36,140.46 (1)	6.00%
C	(4)	(4)
R1	(3)	(3)
R2	(3)	(3)

__________

(1)

Notional Amount.

(2)

For each Distribution Date (and the related Interest Accrual Period) each of the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will accrue interest at a per annum rate equal to the B Average Rate.

(3)

REMIC I-3 shall also issue the Class III-R Interest, which shall represent the sole Class of residual interest in REMIC I-3.  The Class R1 Certificate shall represent beneficial ownership of the Class II-R Interest and the Class III-R Interest.  The Class R2 Certificate shall represent beneficial ownership of the Class I-R Interest.

(4)

The Class C Certificates will have no Certificate Balance and will not be entitled to distributions of interest or principal.

(5)

The annual Certificate Rates for the Class 1A-11, Class 1A-13, Class 1A-14, Class 1A-15, and Class 1A-16 Certificates are set forth in the table below:

Class	Formula	Initial	Maximum	Minimum
1A-11	1 mo. LIBOR +1.20%	3.970%	7.00%	1.25%
1A-13	12.6666667% – 1.6666667 x 1 mo. LIBOR	8.050%	12.6666667%	3.00%
1A-14	1 mo. LIBOR + 0.60%	3.370%	7.50%	0.60%
1A-15	23.89139752% – 3.98189925 x 1 mo. LIBOR	12.862%	23.89139752%	0.00%
1A-16	61.33333333 – 8.88888889 x 1 mo. LIBOR	8.000%	8.00%	0.00%

(e)

REMIC Final Scheduled Distribution.  The final scheduled distribution date for the Regular Interests in REMIC I-1, REMIC I-2 and REMIC I-3 is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity as of the Closing Date.

ARTICLE III

REMITTING TO CERTIFICATEHOLDERS

Section 3.01

Distributions to Certificateholders.

REMIC I-3 Distributions.  (a)  In accordance with Section 3.01(d) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date, the Securities Administrator shall withdraw the aggregate Available Distribution Amount for each Collateral Group from the Certificate Account, and shall distribute it in the following manner and order of priority:

(1)

to each Class of Senior Certificates related to such Collateral Group (other than Collateral Group P), Accrued Certificate Interest thereon, pro rata in proportion to the amount owing to each such Class; provided that,

(a)

Accrued Certificate Interest on the Class 1A-12 Certificates will be distributed in the following order of priority and will be added to the Class Principal Balance of such Class of Certificates:

(i)

pro rata, to the Class 1A-14, Class 1A-15 and Class 1A-16 Certificates, until the sum of the Class Principal Balances of such Certificates is reduced to their TAC Scheduled Amount for such Distribution Date; and

(ii)

to the Class 1A-12 Certificates, until the Class Principal Balance thereof is reduced to zero; and

(b)

Accrued Certificate Interest on the Class 2A-3 Certificates will be distributed in the following order of priority and will be added to the Class Principal Balance of such Class of Certificates:

(i)

to the Class 2A-1 Certificates, until the Class Principal Balance thereof is reduced to its PAC Scheduled Amount for such Distribution Date; and

(ii)

to the Class 2A-3 Certificates, until the Class Principal Balance thereof is reduced to zero;

(2)

to the Senior Certificates related to such Collateral Group, other than any related Interest Only Certificates, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

(a)

to the Group 1 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group 1 in an amount up to the Senior Principal Distribution Amount for Collateral Group 1 for such Distribution Date, in the following order of priority:

(i)

to the Class 1A-1, Class 1A-4, Class 1A-2 and Class 1A-3 Certificates, sequentially, in that order, until the sum of the Class Principal Balances of such Certificates is reduced to their PAC Scheduled Amount for such Distribution Date;

(ii)

to the Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-13, Class 1A-14, Class 1A-15, Class 1A-16 and Class 1A-17 Certificates, concurrently as follows:

(A)

55.7723481388% to the Class 1A-12, Class 1A-14, Class 1A-15 and Class 1A-16 Certificates, in the following order of priority:

(I)

pro rata, to the Class 1A-14, Class 1A-15 and Class 1A-16 Certificates, until the sum of the Class Principal Balances of such Certificates is reduced to their TAC Scheduled Amount for such Distribution Date;

(II)

to the Class 1A-12 Certificates, until the Class Principal Balance thereof is reduced to zero; and

(III)

pro rata, to the Class 1A-14, Class 1A-15 and Class 1A-16 Certificates, without regard to their TAC Scheduled Amount for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero; and

(B)

44.2276518612% to the Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class IA-13 and Class 1A-17 Certificates, in the following order of priority:

(I)

to the Class 1A-5, Class 1A-6 and Class 1A-7 Certificates, sequentially, in that order, until the sum of the Class Principal Balances of such Certificates is reduced to their PAC Scheduled Amount for such Distribution Date;

(II)

to the Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-13 and Class 1A-17 Certificates, in the following order of priority:

1.

to the Class 1A-8, Class 1A-10, Class 1A-11, Class 1A-13 and Class 1A-17 Certificates, concurrently, as follows:

(a)

45.6037942357% to the Class 1A-10 and Class 1A-17 Certificates, in the following order of priority:

(i)

to the Class 1A-17 Certificates, until the Class Principal Balance thereof is reduced to their TAC Scheduled Amount for such Distribution Date;

(ii)

to the Class 1A-10 Certificates, until the Class Principal Balance thereof is reduced to zero; and

(iii)

to the Class 1A-17 Certificates, without regard to their TAC Scheduled Amount for such Distribution Date, until the Class Principal Balance thereof is reduced to zero; and

(b)

54.3962057643% to the Class 1A-8, Class 1A-11 and Class 1A-13 Certificates, concurrently, pro rata, as follows:

(i)

to the Class 1A-8 Certificates, until the Class Principal Balance thereof is reduced to zero; and

(ii)

pro rata, to the Class 1A-11 and Class 1A-13 Certificates, until the Class Principal Balance of each such Certificate is reduced to zero; and

2.

to the Class 1A-9 Certificates, until the Class Principal Balance thereof is reduced to zero;

(III)

to the Class 1A-5, Class 1A-6 and Class 1A-7 Certificates, sequentially, in that order, without regard to their PAC Scheduled Amount for such Distribution Date, until the Class Principal of each such Certificate reduced to zero; and

(iii)

to the Class 1A-1, Class 1A-4, Class 1A-2 and Class 1A-3 Certificates, sequentially, in that order, without regard to their PAC Scheduled Amount for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(b)

to the Group 2 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group 2 in an amount up to the Senior Principal Distribution Amount for Collateral Group 2 for such Distribution Date, in the following order of priority:

(i)

pro rata, to the Class 2A-4 and Class 2A-5 Certificates, the NAS Priority Amount, until the Class Principal Balance of each such Certificate is reduced to zero;

(ii)

to the Class 2A-1 Certificates, until the Class Principal Balance thereof is reduced to its PAC Scheduled Amount for such Distribution Date;

(iii)

to the Class 2A-3 Certificates, until the Class Principal Balance thereof is reduced to zero;

(iv)

to the Class 2A-1 Certificates, without regard to its PAC Scheduled Amount for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(v)

pro rata, to the Class 2A-4 and Class 2A-5 Certificates, until the Class Principal Balance of each such Certificate is reduced to zero; and

(c)

to the Class A-P Certificates, from the Available Distribution Amounts for Collateral Group P, the A-P Principal Distribution Amount for such Collateral Group, in reduction of the Class Principal Balance thereof, until such Class Principal Balance is reduced to zero;

(3)

from amounts otherwise payable to the Subordinate Certificates, to the Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for the Class A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of the Class A-P Certificates;

(4)

to the extent of the remaining Available Distribution Amount for all Collateral Groups (other than Collateral Group P), but subject to the prior distribution of amounts to the Subordinate Certificates, in their order of seniority the sum of Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the Class or Classes of the Subordinate Certificates junior to such Class will be allocated pro rata to the most senior Class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all Classes of Subordinate Certificates senior thereto;

(5)

to each related Class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

(6)

after all of the other Classes of Certificates (other than the Residual Certificates) have been paid in full, the remainder if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups to the Class R-2 Certificates to the extent such remainder is applicable to REMIC I-1 and otherwise to the Class R1 Certificates.

(b)

On each Distribution Date prior to the Credit Support Depletion Date but after the date on which the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) of any Certificate Group has been reduced to zero, amounts otherwise distributable as principal on each Class of Subordinate Certificates pursuant to Section 3.01(a)(3), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, shall be distributed as principal to the Senior Certificates (other than any Interest Only Certificates and the Class A-P Certificates) remaining outstanding pursuant to Section 3.01(a)(2) until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Aggregate Subordinate Percentage as of the Cut-Off Date or (b) the average outstanding principal balance of the Mortgage Loans contributing to any Collateral Group that are delinquent 60 days or more for the last six months (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

On each Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) of two or more Certificate Groups has been reduced to zero, any amounts distributable pursuant to this Section 3.01(b) will be allocated, as to each applicable Class of Subordinate Certificates, in proportion to such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to each such retired Certificate Group.

On each Distribution Date on which the Senior Certificates (other than the Class A-P Certificates) of two or more Certificate Groups remain outstanding, any amounts distributable pursuant to this Section 3.01(b) will be distributed in proportion to the aggregate Certificate Principal Balances of such Certificates of each such Certificate Group.

On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay Deferred Principal Amounts or unpaid Current Shortfalls) (or, following the Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates (other than any Interest Only Certificates and the Class A-P Certificates) of such Undercollateralized Group pursuant to Section 3.01(a)(2), until the aggregate Certificate Principal Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an “Undercollateralization Distribution”).  In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Distribution Amount for the Collateralized Groups not related to an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than the Class A-P Certificates) of such other Certificate Groups.  In addition, the amount of any unpaid Current Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Current Shortfalls for such Distribution Date) shall be distributed to the Senior Certificates (other than the Class A-P Certificates) of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

If on any Distribution Date two or more Certificate Groups are Undercollateralized Groups, the distribution described in the immediately preceding paragraph will be made in proportion to the amount by which the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) of each such Certificate Group, after giving effect to distributions pursuant to Section 3.01(a) on such Distribution Date, exceeds the Non-AP Pool Balance of the related Collateral Group for such Distribution Date.

(c)

REMIC I-1 Distributions.  On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC I-1 Distribution Account to the REMIC I-1 Regular Interests in the same manner that amounts are distributed on any Corresponding Classes of Certificates on such Distribution Date.

On each Distribution Date, the Securities Administrator shall apply remaining amounts in the REMIC I-1 Distribution Account in respect of interest to the Class I Pool, Class I-Sub-A and Class I-Sub-B Interests in accordance with their interest rates set forth above.  In addition, on each Distribution Date, the Trustee shall apply amounts in the REMIC I-1 Distribution Account in respect of principal to the Class I-Pool, Class I-Sub-A and Class I-Sub-B Interests as follows:

(i)

first, to the Class I-Sub-A and Class I-Sub-B Interests, the minimum amounts to each such that following that allocation the weighted average rate of the Class I-Sub-A and Class I-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the Class I-Sub-A Interest to a floor of 7.78600% and subjecting the Class I-Sub-B Interest to a cap of 3.50000%, equals the interest rate on the Class B Certificates for the following Distribution Date;

(ii)

second, to the Class I-Pool Interest until its principal balance is reduced to zero; and

(iii)

third, pro rata to the Class I-Sub-A and Class I-Sub-B Interests in accordance with their principal balances following clause (i) above.

Realized Losses and Shortfalls shall be allocated in the same manner.

The Securities Administrator shall withdraw all amounts allocated to the various REMIC I-1 Regular Interests and deposit such amounts in the REMIC I-2 Distribution Account for distribution pursuant to Section 3.01(d) below on such Distribution Date.  Any amount remaining in the REMIC I-1 Distribution Account after making all other payments required under this Section 3.01(c) shall be distributed to the holder of the Class R2 Certificates.

(d)

REMIC I-2 Distributions.  On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC I-2 Distribution Account to the REMIC I-2 Regular Interests in the same manner that amounts are distributed on the Corresponding Classes of Certificates on such Distribution Date.  Realized Losses and Shortfalls shall be allocated in the same manner.  The Securities Administrator shall withdraw all amounts allocated to the various REMIC I-2 Regular Interests and deposit such amounts in the Certificate Account for distribution pursuant to Section 3.01(a) above on such Distribution Date.  Any amount remaining in the REMIC I-2 Distribution Account after making all other payments required under this Section 3.01(c) shall be distributed to the holder of the Class R1 Certificates.

(e)

On each Distribution Date on which any Fair Market Value Excess is on deposit in the Certificate Account and such Fair Market Value Excess has not been previously distributed in accordance with this Section 3.01(e), the Securities Administrator shall withdraw such Fair Market Value Excess, from the Certificate Account, and shall distribute it to the Holder of the Class R2 Certificates.

Section 3.02

Allocation of Realized Losses and Shortfalls.

(a)

Realized Losses of Principal.

(i)

On each Distribution Date, the respective Applicable Fractions of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the related Collateral Groups for further allocation to the Class or Classes of REMIC Interests supported by such Collateral Groups in reduction of the Certificate Balance thereof; provided, however, that any Realized Loss allocated to a Collateral Group shall be allocated first to the Subordinate Interests related to such Collateral Group, in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Interests related to such Collateral Group; provided further, that any Realized Loss otherwise allocable to the Class 2A-4 Certificates will instead be allocated to the Class 2A-5 Certificates, until the Class Principal Balance thereof is reduced to zero.  Any Realized Losses allocated to a Class of REMIC Interests and not reimbursed on the same Distribution Date shall be allocated to the Corresponding Class or Classes of Certificates as described below.

(ii)

Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the Class A-P Interest, the amount of such Realized Loss will be reimbursed from the Subordinate Principal Distribution Amount, to reimburse the Current Realized Losses and Deferred Principal Amounts.  The distribution of any Current Realized Losses and Deferred Principal Amounts to a Class of Senior Interests on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Senior Interests, but instead shall result in the reduction of the Certificate Balance of the Subordinate Interests in REMIC I-2, until the Certificate Balance thereof has been reduced to zero.  The Current Realized Losses and Deferred Principal Amounts will be paid from the amounts otherwise payable to the Classes of Subordinate Interests related to the applicable REMIC, beginning with the Class having the highest numerical designation.  Any Current Realized Losses and Deferred Principal Amounts not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred will be carried forward and will be included in the Current Realized Losses and Deferred Principal Amounts for the next Distribution Date.

(iii)

Any Realized Losses allocated to a Class of REMIC I-2 Interests pursuant to Section 3.02(a)(i) and not reimbursed on the same Distribution Date shall be allocated on the same date to the Corresponding Class or Classes of REMIC I-3 Certificates.

(b)

Realized Losses Allocable to Interest. On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated pro rata to the related Collateral Group or Groups, on the basis of the amount of interest due to such Collateral Group from such Mortgage Loan. On each Distribution Date, the interest portion of each Realized Loss allocated to a Collateral Group in accordance with the preceding sentence shall be further allocated pro rata, on the basis of Accrued Certificate Interest, to each Class of related REMIC Interests; provided that the interest portion of any Realized Losses allocated to the Subordinate Interests in a REMIC as provided in this Section 3.02(b) shall be allocated to such Subordinate Interests in reverse order of seniority.

(c)

Interest Shortfall.  Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC Interests and the Certificates, Month End Interest Shortfall not covered by compensating interest from P&I Advances and Servicemembers Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC based on the amount of interest otherwise owing thereto in reduction of that amount.  Such amounts shall be allocated proportionately based on (1) in the case of the Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances without regard to any reduction pursuant to this paragraph, for that Distribution Date.

(d)

Modification Losses.  In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates or Class of REMIC Interest.  Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates and REMIC Interests in the manner and order of priority set forth above.

(e)

In the event that there is a recovery of an amount in respect of principal of a Mortgage Loan, which amount had previously been allocated as a Realized Loss to one or more Classes of Certificates (i) such amount shall be treated as a Principal Prepayment Amount and shall be included in the Available Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance of the Classes to which any Realized Loss had previously been allocated, whether or not such Classes remain outstanding, shall be increased in direct order of priority, in each case by an amount equal to the lesser of (x) the amount of such recovery and (y) the aggregate amount of Realized Losses previously allocated to such Classes less amounts previously allocated to such Classes pursuant to this paragraph.

ARTICLE IV

THE SECURITIES

Section 4.01

The Certificates.

The Certificates will be designated generally as the Mortgage Pass-Through Certificates, Series 2005-3F.  The aggregate principal amount of Certificates or Interests, as applicable, that may be executed and delivered under this Trust Agreement is limited to $336,937,246.97, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms.  On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor.  The table in Section 2.03 sets forth the Classes of Certificates, the initial Certificate Balance and the Certificate Rate for each Class of the Certificates.

Section 4.02

Denominations.

Each of the Class A and Senior Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates.  Each Class of Residual Certificates and Class B4, Class B5 and Class B6 Certificates shall be issued in fully registered, certificated form.  The Class A Certificates (other than the Class 2A-2, Class A-P and Class A-X Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000.  The Class 2A-2, Class A-P and Class A-X Certificates are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000.  The Class A-P Certificates are offered in the form of a single Certificate representing the entire Certificate Balance thereof.  The Class A-X Certificates are offered in the form of a single Certificate representing the entire Notional Amount thereof.  The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000.  In addition, one Certificate of each Class (other than the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Certificate Balance (or, in the case of the Class 2A-2 and Class A-X Certificates, the Notional Amount) of such Class.  Each Class of Residual Certificates shall be issued in percentage interests of 99.99% and 0.01%.

Section 4.03

Redemption of Certificates.

(a)

There shall be no right to redemption pursuant to Section 10.01 of the Standard Terms.  Moreover, notwithstanding anything to the contrary in Section 10.02 of the Standard Terms, the obligations created by this Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to this Trust Agreement, following the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan.

(b)

On or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 1% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date and no Certificate outstanding is beneficially owned by a Plan, the Class C Certificateholder shall have the right to purchase the remaining Mortgage Loans and any other assets in REMIC I-1 at the Termination Price and thereby cause the retirement of the Certificates.   On or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 1% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date and a Certificate outstanding is beneficially owned by a Plan, the Class C Certificateholder shall have the right to direct the Master Servicer to purchase the remaining Mortgage Loans and any other assets in REMIC I-1 at the Termination Price and thereby cause the retirement of the Certificates.  If the Depositor or its affiliate is a Class C Certificateholder, the Depositor may only exercise its right to direct the Master Servicer to purchase the Mortgage Loans pursuant to this Section 4.03 with at least one other unaffiliated Person that holds at least a 10% interest in the Class C Certificates. In the event the Class C Certificateholder does not exercise its option (or does not direct the Master Servicer to exercise its option) as provided herein, the Master Servicer shall have the option to purchase the remaining Mortgage Loans and any other assets in REMIC I-1 at the Termination Price and thereby cause the retirement of the Certificates.  Notwithstanding anything to the contrary contained herein, the obligations created by the Trust Agreement shall terminate upon payment to the Certificateholders of all amounts held in the Certificate Account, the REMIC I Distribution Account and the REMIC II Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of:  (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust Fund as provided above.  Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Securities Administrator, which will be specified in the notice of termination.  Any repurchase of the assets of the Trust Fund pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04

Securities Laws Restrictions.

Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms.  Furthermore, each of the Private Certificates is a Rule 144A Certificate.  The Class R1 and Class R2 Certificates are Residual Certificates subject to Section 5.05(c) of the Standard Terms.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01

Request for Opinions.

(a)

The Depositor hereby requests and authorizes McKee Nelson LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee, the Securities Administrator and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, the Securities Administrator, any such Rating Agency or their respective counsels.

(b)

Each of the Trustee, the Securities Administrator and the Master Servicer hereby requests and authorizes its counsel to issue on behalf of such Person such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

Section 5.02

Schedules and Exhibits.

Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms.  Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03

Governing Law.

THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.04

Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05

Notices.

All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Depositor, 85 Broad Street, New York, New York 10004, Attention: President (telecopy number (212) 902-3000 and email addresses:  samuel.ramos@gs.com and howard.altarescu@gs.com) or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Depositor; (b) in the case of the Trustee, 401 South Tryon Street, 12th Floor, Charlotte, NC 28288-1179, Attention: Corporate Trust Services or such other address or telecopy number as may hereafter be furnished to each party to this Trust Agreement in writing by the Trustee; (c) in the case of the Master Servicer, 3415 Vision Drive, Columbus, Ohio 43219-6009 or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Master Servicer; and (d) in the case of the Securities Administrator, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt, GSR Mortgage Loan Trust 2005-3F, Telecopy: (212) 623-5930 or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Securities Administrator.  The address of the rating agency required to be stated herein pursuant to Section 13.08(d) of the Standard Terms is Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard and Poor’s Rating Services, 55 Water Street, New York, New York 10041.

[Signature page follows]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer, the Securities Administrator and the Custodian have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,

as Depositor

By:     /s/ Michelle Gill

Name:  Michelle Gill

Title:   Vice President

WACHOVIA BANK, NATIONAL

 ASSOCIATION,

not in its individual capacity, but solely in

its capacity as Trustee under this Trust

Agreement

By:     /s/ Patricia O’Neill Manella

Name:  Patricia O’Neill Manella

Title:    Vice President

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION,

as Master Servicer

By:     /s/ Annette M. Marsula

Name: Annette M. Marsula

Title:   Vice President

JPMORGAN CHASE BANK, NATIONAL

 ASSOCIATION,

not in its individual capacity, but solely in

its capacity as Securities Administrator and

Custodian

By:      /s/ Annette M. Marsula

Name:  Annette M. Marsula

Title:    Vice President

STATE OF NEW YORK

)

)  ss.:

COUNTY OF NEW YORK

)

The foregoing instrument was acknowledged before me in the County of New York, this ____ day of March 2005, by _____________________, __________________ for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission expires:

STATE OF

)

)  ss.:

COUNTY OF

)

The foregoing instrument was acknowledged before me in the County of _____________________, this ____ day of March 2005, by _____________________ of Wachovia Bank, National Association, on behalf of the company.

Notary Public

My Commission expires:

STATE OF

)

)  ss.:

COUNTY OF

)

On the _____ of March 2005 before me, a Notary Public in and for said State, personally appeared __________________ known to me to be a __________________ of JPMorgan Chase Bank, National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

My Commission expires:

STATE OF

)

)  ss.:

COUNTY OF

)

The foregoing instrument was acknowledged before me in the County of                            , this  ____ day of March 2005, by                                ,                                 of JPMorgan Chase Bank, National Association, on behalf of the company.

Notary Public

My Commission expires:

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II-A

Scheduled Amounts

Distribution Date	Class 1A-1, Class 1A-2, Class 1A-3 and Class 1A-4 Scheduled Amount ($)	Class 1A-5, Class 1A-6 and Class 1A-7 Scheduled Amount ($)	Class 1A-14, Class 1A-15 and Class 1A-16 Scheduled Amount ($)	Class 1A-17 Scheduled Amount ($)	Class 2A-1 Scheduled Amount ($)
Closing Date	163,429,000.00	5,096,000.00	32,846,000.00	6,000,000.00	53,899,000.00
April 25, 2005	163,075,048.70	5,088,004.72	32,721,993.29	5,979,307.95	53,692,022.57
May 25, 2005	162,680,179.71	5,077,354.23	32,564,223.75	5,951,730.48	53,448,384.31
June 25, 2005	162,244,511.81	5,064,057.01	32,372,793.10	5,917,288.55	53,168,198.82
July 25, 2005	161,768,184.96	5,048,124.49	32,147,863.26	5,876,014.19	52,851,621.82
August 25, 2005	161,251,360.26	5,029,571.05	31,889,656.45	5,827,950.55	52,498,851.16
September 25, 2005	160,694,219.87	5,008,414.01	31,598,455.23	5,773,151.88	52,110,126.81
October 25, 2005	160,096,966.95	4,984,673.61	31,274,602.28	5,711,683.50	51,685,730.70
November 25, 2005	159,459,825.57	4,958,373.00	30,918,500.15	5,643,621.75	51,225,986.51
December 25, 2005	158,783,040.57	4,929,538.25	30,530,610.78	5,569,053.89	50,731,259.35
January 25, 2006	158,066,877.44	4,898,198.26	30,111,454.95	5,488,078.04	50,201,955.43
February 25, 2006	157,311,622.15	4,864,384.83	29,661,611.52	5,400,802.98	49,638,521.58
March 25, 2006	156,517,581.01	4,828,132.50	29,181,716.59	5,307,348.11	49,041,444.69
April 25, 2006	155,685,080.46	4,789,478.65	28,672,462.44	5,207,843.19	48,411,251.14
May 25, 2006	154,814,466.87	4,748,463.35	28,134,596.41	5,102,428.18	47,748,506.05
June 25, 2006	153,906,106.30	4,705,129.40	27,568,919.61	4,991,253.04	47,053,812.55
July 25, 2006	152,960,384.31	4,659,522.23	26,976,285.44	4,874,477.46	46,327,810.89
August 25, 2006	151,977,705.62	4,611,689.85	26,357,598.06	4,752,270.64	45,571,177.56
September 25, 2006	150,958,493.91	4,561,682.84	25,713,810.71	4,624,810.97	44,784,624.22
October 25, 2006	149,903,191.49	4,509,554.24	25,045,923.84	4,492,285.77	43,968,896.69
November 25, 2006	148,812,259.01	4,455,359.51	24,354,983.18	4,354,890.96	43,124,773.78
December 25, 2006	147,686,175.11	4,399,156.47	23,642,077.70	4,212,830.67	42,253,066.07
January 25, 2007	146,525,436.09	4,341,005.22	22,908,337.41	4,066,316.99	41,354,614.66
February 25, 2007	145,330,555.59	4,280,968.07	22,154,931.04	3,915,569.46	40,430,289.80
March 25, 2007	144,102,064.16	4,219,109.48	21,383,063.72	3,760,814.81	39,480,989.52
April 25, 2007	142,840,508.90	4,155,495.94	20,593,974.43	3,602,286.45	38,507,638.15
May 25, 2007	141,546,453.09	4,090,195.94	19,788,933.45	3,440,224.09	37,513,298.99
June 25, 2007	140,220,475.70	4,023,279.82	18,969,239.72	3,274,873.32	36,498,933.27
July 25, 2007	138,863,171.05	3,954,819.78	18,136,218.06	3,106,485.12	35,466,940.44
August 25, 2007	137,513,023.93	3,887,343.01	17,321,312.94	2,941,525.62	34,448,029.25
September 25, 2007	136,169,997.95	3,820,841.01	16,524,236.14	2,779,948.22	33,442,038.46
October 25, 2007	134,834,056.94	3,755,305.36	15,744,703.54	2,621,706.83	32,448,808.81
November 25, 2007	133,505,164.89	3,690,727.68	14,982,435.11	2,466,755.96	31,468,182.99
December 25, 2007	132,183,285.99	3,627,099.68	14,237,154.80	2,315,050.62	30,500,005.62
January 25, 2008	130,868,384.62	3,564,413.10	13,508,590.51	2,166,546.39	29,544,123.19
February 25, 2008	129,560,425.35	3,502,659.77	12,796,474.05	2,021,199.36	28,600,384.09
March 25, 2008	128,259,372.91	3,441,831.56	12,100,541.06	1,878,966.15	27,668,638.56
April 25, 2008	126,965,192.25	3,381,920.41	11,420,530.97	1,739,803.90	26,748,738.66
May 25, 2008	125,677,848.46	3,322,918.32	10,756,186.96	1,603,670.28	25,840,538.27
June 25, 2008	124,397,306.86	3,264,817.37	10,107,255.87	1,470,523.42	24,943,893.05
July 25, 2008	123,123,532.90	3,207,609.66	9,473,488.19	1,340,322.02	24,058,660.42
August 25, 2008	121,856,492.26	3,151,287.37	8,854,637.99	1,213,025.21	23,184,699.56
September 25, 2008	120,596,150.75	3,095,842.74	8,250,462.86	1,088,592.65	22,321,871.36
October 25, 2008	119,342,474.40	3,041,268.08	7,660,723.90	966,984.48	21,470,038.40
November 25, 2008	118,095,429.40	2,987,555.73	7,085,185.60	848,161.30	20,629,064.97
December 25, 2008	116,854,982.11	2,934,698.12	6,523,615.89	732,084.21	19,798,816.98
January 25, 2009	115,621,099.06	2,882,687.70	5,975,786.02	618,714.76	18,979,162.03
February 25, 2009	114,393,746.99	2,831,517.02	5,441,470.50	508,014.96	18,169,969.30
March 25, 2009	113,172,892.77	2,781,178.64	4,920,447.15	399,947.31	17,371,109.58
April 25, 2009	111,958,503.47	2,731,665.21	4,412,496.95	294,474.73	16,582,455.25
May 25, 2009	110,750,546.33	2,682,969.43	3,917,404.05	191,560.60	15,803,880.25
June 25, 2009	109,548,988.75	2,635,084.04	3,434,955.70	91,168.73	15,035,260.06
July 25, 2009	108,353,798.30	2,588,001.85	2,964,942.26	0.00	14,276,471.68
August 25, 2009	107,164,942.73	2,541,715.73	2,507,157.09	0.00	13,527,393.62
September 25, 2009	105,982,389.95	2,496,218.57	2,061,396.53	0.00	12,787,905.89
October 25, 2009	104,806,108.05	2,451,503.36	1,627,459.88	0.00	12,057,889.94
November 25, 2009	103,636,065.27	2,407,563.12	1,205,149.34	0.00	11,337,228.70
December 25, 2009	102,472,230.02	2,364,390.91	794,269.98	0.00	10,625,806.51
January 25, 2010	101,314,570.88	2,321,979.86	394,629.67	0.00	9,923,509.16
February 25, 2010	100,163,056.60	2,280,323.16	6,039.10	0.00	9,230,223.81
March 25, 2010	99,017,656.07	2,239,414.03	0.00	0.00	8,545,839.00
April 25, 2010	97,890,227.29	2,199,892.10	0.00	0.00	7,999,226.69
May 25, 2010	96,768,797.44	2,161,100.26	0.00	0.00	7,468,745.89
June 25, 2010	95,653,335.79	2,123,031.89	0.00	0.00	6,953,999.61
July 25, 2010	94,543,811.73	2,085,680.43	0.00	0.00	6,454,600.25
August 25, 2010	93,440,194.83	2,049,039.37	0.00	0.00	5,970,169.35
September 25, 2010	92,342,454.81	2,013,102.23	0.00	0.00	5,500,337.40
October 25 2010	91,250,561.55	1,977,862.60	0.00	0.00	5,044,743.62
November 25, 2010	90,164,485.08	1,943,314.13	0.00	0.00	4,603,035.77
December 25, 2010	89,084,195.59	1,909,450.48	0.00	0.00	4,174,869.94
January 25, 2011	88,009,663.43	1,876,265.38	0.00	0.00	3,759,910.38
February 25, 2011	86,940,859.09	1,843,752.63	0.00	0.00	3,357,829.28
March 25, 2011	85,877,753.22	1,811,906.04	0.00	0.00	2,968,306.60
April 25, 2011	84,824,136.66	1,780,922.59	0.00	0.00	2,637,450.68
May 25, 2011	83,776,134.53	1,750,590.85	0.00	0.00	2,317,600.16
June 25, 2011	82,733,717.94	1,720,904.79	0.00	0.00	2,008,467.97
July 25, 2011	81,696,858.15	1,691,858.42	0.00	0.00	1,709,774.01
August 25, 2011	80,665,526.59	1,663,445.82	0.00	0.00	1,421,244.94
September 25, 2011	79,639,694.81	1,635,661.11	0.00	0.00	1,142,614.06
October 25, 2011	78,619,334.53	1,608,498.44	0.00	0.00	873,621.12
November 25, 2011	77,604,417.60	1,581,952.02	0.00	0.00	614,012.22
December 25, 2011	76,594,916.01	1,556,016.09	0.00	0.00	363,539.60
January 25, 2012	75,590,801.93	1,530,684.95	0.00	0.00	121,961.54
February 25, 2012	74,592,047.63	1,505,952.93	0.00	0.00	0.00
March 25, 2012	73,598,625.55	1,481,814.42	0.00	0.00	0.00
April 25, 2012	72,617,816.75	1,458,640.90	0.00	0.00	0.00
May 25, 2012	71,642,222.99	1,436,044.17	0.00	0.00	0.00
June 25, 2012	70,671,817.28	1,414,018.78	0.00	0.00	0.00
July 25, 2012	69,706,572.78	1,392,559.32	0.00	0.00	0.00
August 25, 2012	68,746,462.78	1,371,660.43	0.00	0.00	0.00
September 25, 2012	67,791,460.71	1,351,316.80	0.00	0.00	0.00
October 25, 2012	66,841,540.15	1,331,523.12	0.00	0.00	0.00
November 25, 2012	65,896,674.80	1,312,274.16	0.00	0.00	0.00
December 25, 2012	64,956,838.50	1,293,564.72	0.00	0.00	0.00
January 25, 2013	64,022,005.23	1,275,389.64	0.00	0.00	0.00
February 25, 2013	63,092,149.11	1,257,743.80	0.00	0.00	0.00
March 25, 2013	62,167,244.37	1,240,622.12	0.00	0.00	0.00
April 25, 2013	61,254,159.63	1,224,359.08	0.00	0.00	0.00
May 25, 2013	60,345,900.14	1,208,603.35	0.00	0.00	0.00
June 25, 2013	59,442,440.90	1,193,350.04	0.00	0.00	0.00
July 25, 2013	58,543,757.04	1,178,594.30	0.00	0.00	0.00
August 25, 2013	57,649,823.84	1,164,331.32	0.00	0.00	0.00
September 25, 2013	56,760,616.66	1,150,556.31	0.00	0.00	0.00
October 25, 2013	55,876,111.04	1,137,264.54	0.00	0.00	0.00
November 25, 2013	55,003,915.56	1,121,860.43	0.00	0.00	0.00
December 25, 2013	54,144,583.40	1,106,047.44	0.00	0.00	0.00
January 25, 2014	53,297,931.00	1,089,839.78	0.00	0.00	0.00
February 25, 2014	52,463,777.39	1,073,251.34	0.00	0.00	0.00
March 25, 2014	51,641,944.10	1,056,295.73	0.00	0.00	0.00
April 25, 2014	50,845,842.03	1,038,635.83	0.00	0.00	0.00
May 25, 2014	50,061,328.04	1,020,656.39	0.00	0.00	0.00
June 25, 2014	49,288,238.65	1,002,369.49	0.00	0.00	0.00
July 25, 2014	48,526,412.60	983,786.96	0.00	0.00	0.00
August 25, 2014	47,775,690.91	964,920.34	0.00	0.00	0.00
September 25, 2014	47,035,916.77	945,780.95	0.00	0.00	0.00
October 25, 2014	46,306,935.56	926,379.86	0.00	0.00	0.00
November 25, 2014	45,588,594.80	906,727.88	0.00	0.00	0.00
December 25, 2014	44,880,744.12	886,835.59	0.00	0.00	0.00
January 25, 2015	44,183,235.24	866,713.34	0.00	0.00	0.00
February 25, 2015	43,492,404.25	846,371.23	0.00	0.00	0.00
March 25, 2015	42,811,702.31	825,819.16	0.00	0.00	0.00
April 25, 2015	42,140,985.91	805,066.80	0.00	0.00	0.00
May 25, 2015	41,480,113.56	784,123.58	0.00	0.00	0.00
June 25, 2015	40,828,945.70	762,998.76	0.00	0.00	0.00
July 25, 2015	40,187,344.74	741,701.34	0.00	0.00	0.00
August 25, 2015	39,555,174.98	720,240.16	0.00	0.00	0.00
September 25, 2015	38,932,302.63	698,623.82	0.00	0.00	0.00
October 25, 2015	38,318,595.73	676,860.75	0.00	0.00	0.00
November 25, 2015	37,713,924.17	654,959.16	0.00	0.00	0.00
December 25, 2015	37,118,159.66	632,927.10	0.00	0.00	0.00
January 25, 2016	36,531,175.68	610,772.40	0.00	0.00	0.00
February 25, 2016	35,952,847.47	588,502.72	0.00	0.00	0.00
March 25, 2016	35,383,052.01	566,125.55	0.00	0.00	0.00
April 25, 2016	34,821,667.99	543,648.18	0.00	0.00	0.00
May 25, 2016	34,268,575.80	521,077.76	0.00	0.00	0.00
June 25, 2016	33,723,657.47	498,421.22	0.00	0.00	0.00
July 25, 2016	33,186,796.70	475,685.37	0.00	0.00	0.00
August 25, 2016	32,657,878.78	452,876.83	0.00	0.00	0.00
September 25, 2016	32,136,790.63	430,002.06	0.00	0.00	0.00
October 25, 2016	31,623,420.73	407,067.38	0.00	0.00	0.00
November 25, 2016	31,117,659.10	384,078.93	0.00	0.00	0.00
December 25, 2016	30,619,397.33	361,042.71	0.00	0.00	0.00
January 25, 2017	30,128,528.47	337,964.58	0.00	0.00	0.00
February 25, 2017	29,644,947.10	314,850.23	0.00	0.00	0.00
March 25, 2017	29,168,549.27	291,705.24	0.00	0.00	0.00
April 25, 2017	28,699,232.45	268,535.01	0.00	0.00	0.00
May 25, 2017	28,236,895.57	245,344.83	0.00	0.00	0.00
June 25, 2017	27,781,438.95	222,139.85	0.00	0.00	0.00
July 25, 2017	27,332,764.31	198,925.08	0.00	0.00	0.00
August 25, 2017	26,890,774.76	175,705.40	0.00	0.00	0.00
September 25, 2017	26,455,374.71	152,485.57	0.00	0.00	0.00
October 25, 2017	26,026,469.97	129,270.21	0.00	0.00	0.00
November 25, 2017	25,603,967.62	106,063.84	0.00	0.00	0.00
December 25, 2017	25,187,776.04	82,870.84	0.00	0.00	0.00
January 25, 2018	24,777,804.93	59,695.48	0.00	0.00	0.00
February 25, 2018	24,373,965.20	36,541.92	0.00	0.00	0.00
March 25, 2018	23,976,169.03	13,414.19	0.00	0.00	0.00
April 25, 2018	23,584,329.84	0.00	0.00	0.00	0.00
May 25, 2018	23,198,362.23	0.00	0.00	0.00	0.00
June 25, 2018	22,818,182.03	0.00	0.00	0.00	0.00
July 25, 2018	22,443,706.21	0.00	0.00	0.00	0.00
August 25, 2018	22,074,852.93	0.00	0.00	0.00	0.00
September 25, 2018	21,711,541.49	0.00	0.00	0.00	0.00
October 25, 2018	21,353,692.30	0.00	0.00	0.00	0.00
November 25, 2018	21,001,226.91	0.00	0.00	0.00	0.00
December 25, 2018	20,654,067.96	0.00	0.00	0.00	0.00
January 25, 2019	20,312,139.16	0.00	0.00	0.00	0.00
February 25, 2019	19,975,365.30	0.00	0.00	0.00	0.00
March 25, 2019	19,643,672.24	0.00	0.00	0.00	0.00
April 25, 2019	19,316,986.85	0.00	0.00	0.00	0.00
May 25, 2019	18,995,237.03	0.00	0.00	0.00	0.00
June 25, 2019	18,678,351.72	0.00	0.00	0.00	0.00
July 25, 2019	18,366,260.81	0.00	0.00	0.00	0.00
August 25, 2019	18,058,895.22	0.00	0.00	0.00	0.00
September 25, 2019	17,756,186.81	0.00	0.00	0.00	0.00
October 25, 2019	17,458,068.40	0.00	0.00	0.00	0.00
November 25, 2019	17,164,473.75	0.00	0.00	0.00	0.00
December 25, 2019	16,875,337.58	0.00	0.00	0.00	0.00
January 25, 2020	16,590,595.48	0.00	0.00	0.00	0.00
February 25, 2020	16,310,183.98	0.00	0.00	0.00	0.00
March 25, 2020	16,034,040.48	0.00	0.00	0.00	0.00
April 25, 2020	15,762,103.29	0.00	0.00	0.00	0.00
May 25, 2020	15,494,311.54	0.00	0.00	0.00	0.00
June 25, 2020	15,230,605.26	0.00	0.00	0.00	0.00
July 25, 2020	14,970,925.31	0.00	0.00	0.00	0.00
August 25, 2020	14,715,213.36	0.00	0.00	0.00	0.00
September 25, 2020	14,463,411.92	0.00	0.00	0.00	0.00
October 25, 2020	14,215,464.32	0.00	0.00	0.00	0.00
November 25, 2020	13,971,314.67	0.00	0.00	0.00	0.00
December 25, 2020	13,730,907.87	0.00	0.00	0.00	0.00
January 25, 2021	13,494,189.59	0.00	0.00	0.00	0.00
February 25, 2021	13,261,106.29	0.00	0.00	0.00	0.00
March 25, 2021	13,031,605.15	0.00	0.00	0.00	0.00
April 25, 2021	12,805,634.12	0.00	0.00	0.00	0.00
May 25, 2021	12,583,141.87	0.00	0.00	0.00	0.00
June 25, 2021	12,364,077.81	0.00	0.00	0.00	0.00
July 25, 2021	12,148,392.05	0.00	0.00	0.00	0.00
August 25, 2021	11,936,035.39	0.00	0.00	0.00	0.00
September 25, 2021	11,726,959.36	0.00	0.00	0.00	0.00
October 25, 2021	11,521,116.15	0.00	0.00	0.00	0.00
November 25, 2021	11,318,458.62	0.00	0.00	0.00	0.00
December 25, 2021	11,118,940.31	0.00	0.00	0.00	0.00
January 25, 2022	10,922,515.42	0.00	0.00	0.00	0.00
February 25, 2022	10,729,138.79	0.00	0.00	0.00	0.00
March 25, 2022	10,538,765.88	0.00	0.00	0.00	0.00
April 25, 2022	10,351,352.81	0.00	0.00	0.00	0.00
May 25, 2022	10,166,856.30	0.00	0.00	0.00	0.00
June 25, 2022	9,985,233.70	0.00	0.00	0.00	0.00
July 25, 202022	9,806,442.94	0.00	0.00	0.00	0.00
August 25, 2022	9,630,442.57	0.00	0.00	0.00	0.00
September 25, 2022	9,457,191.70	0.00	0.00	0.00	0.00
October 25, 2022	9,286,650.05	0.00	0.00	0.00	0.00
November 25, 2022	9,118,777.89	0.00	0.00	0.00	0.00
December 25, 2022	8,953,536.05	0.00	0.00	0.00	0.00
January 25, 2023	8,790,885.93	0.00	0.00	0.00	0.00
February 25, 2023	8,630,789.46	0.00	0.00	0.00	0.00
March 25, 2023	8,473,209.13	0.00	0.00	0.00	0.00
April 25, 2023	8,318,107.95	0.00	0.00	0.00	0.00
May 25, 2023	8,165,449.45	0.00	0.00	0.00	0.00
June 25, 2023	8,015,197.69	0.00	0.00	0.00	0.00
July 25, 2023	7,867,317.23	0.00	0.00	0.00	0.00
August 25, 2023	7,721,773.14	0.00	0.00	0.00	0.00
September 25, 2023	7,578,530.99	0.00	0.00	0.00	0.00
October 25, 2023	7,437,556.82	0.00	0.00	0.00	0.00
November 25, 2023	7,298,817.17	0.00	0.00	0.00	0.00
December 25, 2023	7,162,279.05	0.00	0.00	0.00	0.00
January 25, 2024	7,027,909.94	0.00	0.00	0.00	0.00
February 25, 2024	6,895,677.79	0.00	0.00	0.00	0.00
March 25, 2024	6,765,551.00	0.00	0.00	0.00	0.00
April 25, 2024	6,637,498.40	0.00	0.00	0.00	0.00
May 25, 2024	6,511,489.31	0.00	0.00	0.00	0.00
June 25, 2024	6,387,493.43	0.00	0.00	0.00	0.00
July 25, 2024	6,265,480.95	0.00	0.00	0.00	0.00
August 25, 2024	6,145,422.44	0.00	0.00	0.00	0.00
September 25, 2024	6,027,288.90	0.00	0.00	0.00	0.00
October 25, 2024	5,911,051.77	0.00	0.00	0.00	0.00
November 25, 2024	5,796,682.86	0.00	0.00	0.00	0.00
December 25, 2024	5,684,154.40	0.00	0.00	0.00	0.00
January 25, 2025	5,573,439.03	0.00	0.00	0.00	0.00
February 25, 2025	5,464,509.75	0.00	0.00	0.00	0.00
March 25, 2025	5,357,339.97	0.00	0.00	0.00	0.00
April 25, 2025	5,251,903.47	0.00	0.00	0.00	0.00
May 25, 2025	5,148,174.40	0.00	0.00	0.00	0.00
June 25, 2025	5,046,127.31	0.00	0.00	0.00	0.00
July 25, 2025	4,945,737.06	0.00	0.00	0.00	0.00
August 25, 2025	4,846,978.92	0.00	0.00	0.00	0.00
September 25, 2025	4,749,828.49	0.00	0.00	0.00	0.00
October 25, 2025	4,654,261.72	0.00	0.00	0.00	0.00
November 25, 2025	4,560,254.91	0.00	0.00	0.00	0.00
December 25, 2025	4,467,784.70	0.00	0.00	0.00	0.00
January 25, 2026	4,376,828.06	0.00	0.00	0.00	0.00
February 25, 2026	4,287,362.29	0.00	0.00	0.00	0.00
March 25, 2026	4,199,365.02	0.00	0.00	0.00	0.00
April 25, 2026	4,112,814.21	0.00	0.00	0.00	0.00
May 25, 2026	4,027,688.11	0.00	0.00	0.00	0.00
June 25, 2026	3,943,965.31	0.00	0.00	0.00	0.00
July 25, 2026	3,861,624.68	0.00	0.00	0.00	0.00
August 25, 2026	3,780,645.43	0.00	0.00	0.00	0.00
September 25, 2026	3,701,007.03	0.00	0.00	0.00	0.00
October 25, 2026	3,622,689.28	0.00	0.00	0.00	0.00
November 25, 2026	3,545,672.24	0.00	0.00	0.00	0.00
December 25, 2026	3,469,936.28	0.00	0.00	0.00	0.00
January 25, 2027	3,395,462.03	0.00	0.00	0.00	0.00
February 25, 2027	3,322,230.43	0.00	0.00	0.00	0.00
March 25, 2027	3,250,222.67	0.00	0.00	0.00	0.00
April 25, 2027	3,179,420.21	0.00	0.00	0.00	0.00
May 25, 2027	3,109,804.80	0.00	0.00	0.00	0.00
June 25, 2027	3,041,358.43	0.00	0.00	0.00	0.00
July 25, 2027	2,974,063.36	0.00	0.00	0.00	0.00
August 25, 2027	2,907,902.11	0.00	0.00	0.00	0.00
September 25, 2027	2,842,857.43	0.00	0.00	0.00	0.00
October 25, 2027	2,778,912.36	0.00	0.00	0.00	0.00
November 25, 2027	2,716,050.15	0.00	0.00	0.00	0.00
December 25, 2027	2,654,254.30	0.00	0.00	0.00	0.00
January 25, 2028	2,593,508.57	0.00	0.00	0.00	0.00
February 25, 2028	2,533,796.91	0.00	0.00	0.00	0.00
March 25, 2028	2,475,103.55	0.00	0.00	0.00	0.00
April 25, 2028	2,417,412.93	0.00	0.00	0.00	0.00
May 25, 2028	2,360,709.70	0.00	0.00	0.00	0.00
June 25, 2028	2,304,978.75	0.00	0.00	0.00	0.00
July 25, 2028	2,250,205.20	0.00	0.00	0.00	0.00
August 25, 2028	2,196,374.35	0.00	0.00	0.00	0.00
September 25, 2028	2,143,471.75	0.00	0.00	0.00	0.00
October 25, 2028	2,091,483.14	0.00	0.00	0.00	0.00
November 25, 2028	2,040,394.47	0.00	0.00	0.00	0.00
December 25, 2028	1,990,191.89	0.00	0.00	0.00	0.00
January 25, 2029	1,940,861.77	0.00	0.00	0.00	0.00
February 25, 2029	1,892,390.66	0.00	0.00	0.00	0.00
March 25, 2029	1,844,765.31	0.00	0.00	0.00	0.00
April 25, 2029	1,797,972.67	0.00	0.00	0.00	0.00
May 25, 2029	1,751,999.87	0.00	0.00	0.00	0.00
June 25, 2029	1,706,834.22	0.00	0.00	0.00	0.00
July 25, 2029	1,662,463.25	0.00	0.00	0.00	0.00
August 25, 2029	1,618,874.63	0.00	0.00	0.00	0.00
September 25, 2029	1,576,056.23	0.00	0.00	0.00	0.00
October 25, 2029	1,533,996.11	0.00	0.00	0.00	0.00
November 25, 2029	1,492,682.48	0.00	0.00	0.00	0.00
December 25, 2029	1,452,103.73	0.00	0.00	0.00	0.00
January 25, 2030	1,412,248.43	0.00	0.00	0.00	0.00
February 25, 2030	1,373,105.30	0.00	0.00	0.00	0.00
March 25, 2030	1,334,663.24	0.00	0.00	0.00	0.00
April 25, 2030	1,296,911.31	0.00	0.00	0.00	0.00
May 25, 2030	1,259,838.73	0.00	0.00	0.00	0.00
June 25, 2030	1,223,434.86	0.00	0.00	0.00	0.00
July 25, 2030	1,187,689.24	0.00	0.00	0.00	0.00
August 25, 2030	1,152,591.56	0.00	0.00	0.00	0.00
September 25, 2030	1,118,131.65	0.00	0.00	0.00	0.00
October 25, 2030	1,084,299.50	0.00	0.00	0.00	0.00
November 25, 2030	1,051,085.24	0.00	0.00	0.00	0.00
December 25, 2030	1,018,479.14	0.00	0.00	0.00	0.00
January 25, 2031	986,471.63	0.00	0.00	0.00	0.00
February 25, 2031	955,053.27	0.00	0.00	0.00	0.00
March 25, 2031	924,214.77	0.00	0.00	0.00	0.00
April 25, 2031	893,946.95	0.00	0.00	0.00	0.00
May 25, 2031	864,240.78	0.00	0.00	0.00	0.00
June 25, 2031	835,087.39	0.00	0.00	0.00	0.00
July 25, 2031	806,478.00	0.00	0.00	0.00	0.00
August 25, 2031	778,403.98	0.00	0.00	0.00	0.00
September 25, 2031	750,856.82	0.00	0.00	0.00	0.00
October 25, 2031	723,828.15	0.00	0.00	0.00	0.00
November 25, 2031	697,309.70	0.00	0.00	0.00	0.00
December 25, 2031	671,293.35	0.00	0.00	0.00	0.00
January 25, 2032	645,771.08	0.00	0.00	0.00	0.00
February 25, 2032	620,734.99	0.00	0.00	0.00	0.00
March 25, 2032	596,177.30	0.00	0.00	0.00	0.00
April 25, 2032	572,090.36	0.00	0.00	0.00	0.00
May 25, 2032	548,466.62	0.00	0.00	0.00	0.00
June 25, 2032	525,298.63	0.00	0.00	0.00	0.00
July 25, 2032	502,579.07	0.00	0.00	0.00	0.00
August 25, 2032	480,300.73	0.00	0.00	0.00	0.00
September 25, 2032	458,456.49	0.00	0.00	0.00	0.00
October 25, 2032	437,039.35	0.00	0.00	0.00	0.00
November 25, 2032	416,042.41	0.00	0.00	0.00	0.00
December 25, 2032	395,458.87	0.00	0.00	0.00	0.00
January 25, 2033	375,282.04	0.00	0.00	0.00	0.00
February 25, 2033	355,505.32	0.00	0.00	0.00	0.00
March 25, 2033	336,122.22	0.00	0.00	0.00	0.00
April 25, 2033	317,126.33	0.00	0.00	0.00	0.00
May 25, 2033	298,511.34	0.00	0.00	0.00	0.00
June 25, 2033	280,271.06	0.00	0.00	0.00	0.00
July 25, 2033	262,399.35	0.00	0.00	0.00	0.00
August 25, 2033	244,890.20	0.00	0.00	0.00	0.00
September 25, 2033	227,737.67	0.00	0.00	0.00	0.00
October 25, 2033	210,935.91	0.00	0.00	0.00	0.00
November 25, 2033	194,479.17	0.00	0.00	0.00	0.00
December 25, 2033	178,361.77	0.00	0.00	0.00	0.00
January 25, 2034	162,578.12	0.00	0.00	0.00	0.00
February 25, 2034	147,122.73	0.00	0.00	0.00	0.00
March 25, 2034	131,990.17	0.00	0.00	0.00	0.00
April 25, 2034	117,175.10	0.00	0.00	0.00	0.00
May 25, 2034	102,672.27	0.00	0.00	0.00	0.00
June 25, 2034	88,476.49	0.00	0.00	0.00	0.00
July 25, 2034	74,582.67	0.00	0.00	0.00	0.00
August 25, 2023	60,985.78	0.00	0.00	0.00	0.00
September 25, 2034	47,680.88	0.00	0.00	0.00	0.00
October 25, 2034	34,663.09	0.00	0.00	0.00	0.00
November 25, 2034	21,927.61	0.00	0.00	0.00	0.00
December 25, 2034	10,699.82	0.00	0.00	0.00	0.00
January 25, 2035	0.00	0.00	0.00	0.00	0.00

EXHIBIT A

Form of Certificates